EXHIBIT 10.2
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
[NRT Incorporated Letterhead]
March 15, 2006
Jim Caulfield, Senior Corporate Counsel
Homestore, Inc.
30700 Russell Ranch Road
Westlake Village, California 91362
Re: Amendment to Master Distribution Agreement
Dear Jim,
Pursuant to Section 25 of the Master Distribution Agreement, dated February 2, 2005, among Homestore Inc. (“HS”), Move Sales, Inc., formerly known as Homestore Sales Company, Inc. (“HSC”) (collectively, “Homestore”), and NRT Incorporated (“NRT”) (the “Agreement”), the parties agree to amend certain provisions of the Agreement effective as of April 1, 2006, as follows:
1. Section 1(b) shall be amended and restated as follows:
Featured Home – thumbnail photograph of a property listing presented on the web page after a search is entered but before the web page presenting the actual search results. The current size of the thumbnail photograph is 120 wide by 80 pixels high. Each Featured Home slot is assigned to a specific zip code (as determined by the United State Postal service) and is classified into one of four tiers based on the volume of searches on Realtor.com within that zip code. HSC offers eight (8) Featured Home slots within each tier. When a consumer searches on Realtor.com for property listings, the geographic areas defined in their search criteria are compared with the zip codes of all of the property listings designated as a Featured Home. If four (4) or less Featured Homes exist within an area of the search, those Featured Homes are displayed. If more than four (4) Featured Homes exists within the area of the search, the Featured Homes are grouped into sets of four (4) and displayed randomly.
2. Section 1 (c) Featured Company/Companion Advertisements and Section 2 (c) Companion Advertisements shall each be deleted in their entirety.

3. Section 2 (b) shall be amended and restated as follows:
Featured Home — NRT will have the ability to designate as a Featured Home any property listed for sale by NRT within [*] Featured Home zip code slots listed on Exhibit B attached hereto, subject to a cap on inventory of two (2) Featured Home slots per NRT Local Operating Company office location per zip code. When purchasing a Featured Home product, (i) if NRT does not specify a listing to feature, HSC will select the highest priced listing in NRT inventory that has a photo, (ii) text, individual agent photos or office logos shall not be featured in the Featured Homes spot, and (iii) in the event NRT does not have any inventory to display, HSC will place in NRT’s spot a placeholder image that will re-direct to a NRT Local Operating Company website. [*] If at any time during the Term of this Agreement HSC increases the number of Featured Home slots per zip code, HSC shall proportionately increase the number of Featured Home slots provided hereunder, at no additional charge, subject to any required limitation set forth by the National Association of Realtors® (“NAR”). The Featured Homes purchased hereunder shall be displayed randomly and equitably based on neutral criteria applied to all of HSC’s customers.
4. The first paragraph of Section 3 shall be amended and restated as follows:
The term of this Agreement shall commence on April 1, 2005 (the “Effective Date”) and shall terminate on March 31, 2008 (the “Term”). Pricing for the Term is as set forth in Section 4, and all other terms and conditions shall remain the same during the Term.
5. Sections 4 (ii) and (iii) shall be amended and restated as follows:
(ii) For April 1, 2006 through March 31, 2007 – [*] Dollars ($[*]) payable in monthly installments of $[*] per month, payable by the 10th day of each month; and
(iii) For April 1, 2007 through March 31, 2008 – [*] Dollars ($[*]) payable in monthly installments of $[*], payable by the 10th day of each month.
6. Section 4 shall be amended to include the following term following Section 4 (iii):
HSC agrees that within thirty (30) days after the end of each month it shall pay to NRT an amount equal to [*] percent ([*]%) of the net sales revenue actually received by HSC during such month applicable to sales by HSC of products to NRT real estate sales agents during the Term of this Agreement at special NRT sponsored and coordinated events, as agreed upon by the parties, which are attended by Homestore sales personnel. “Net sales revenue” shall mean amounts actually paid to HSC for such products sold less all applicable (i) taxes directly related to such sales that HSC is required to collect, (ii) credit card fees, (iii) cancellations, refunds and returns, and (iv) sales commissions (such commissions not to exceed [*]% of HSC net revenue received from such sales). Along with such payment HSC shall also provide NRT with a monthly report detailing the net sales revenue actually received by HSC from applicable NRT real estate revenues received during such month.
Very truly yours,
/s/ Bruce Zipf
Please indicate your agreement with the above by obtaining the required signatures below and returning this letter to my attention at the address above.

Move Sales, Inc.		Homestore, Inc.

By:	/s/ Jack Dennison	By:	/s/ Allan Dalton

Name: Jack Dennison		Name: Allan Dalton
Title: COO		Title: REALTOR.com CEO

[*]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT B

Billing
Group	Spots	LOC Name
BOP1224	[*]	[*]
BOP793	[*]	[*]
BOP21	[*]	[*]
BOP1263	[*]	[*]
BOP1056	[*]	[*]
BOP1204	[*]	[*]
BOP869	[*]	[*]
BOP1262	[*]	[*]
BOP1243	[*]	[*]
BOP1035	[*]	[*]
BOP1355	[*]	[*]
BOP1187	[*]	[*]
BOP1226	[*]	[*]
BOP1211	[*]	[*]
BOP1202	[*]	[*]
BOP1194	[*]	[*]
BOP1269	[*]	[*]
BOP1212	[*]	[*]
BOP1356	[*]	[*]
BOP1062	[*]	[*]
BOP867	[*]	[*]

[*]

Unassigned Featured Home slots			[*]

Total Featured Home slots			[*]

[*]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Zip	State	County	Community	Tier	Rank	Value	Slots	OracleLoc	OfficeName

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.